Exhibit 99.1

[LTX CORPORATION LOGO APPEARS HERE]

PRESS RELEASE

CONTACT:

Mark Gallenberger

LTX Corporation

781.467.5417 (t)

Mark_Gallenberger@ltx.com

www.ltx.com

LTX Announces Third Quarter Financial Results

WESTWOOD, Mass.—May 13, 2003—LTX Corporation (Nasdaq: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its fiscal third quarter ended April 30, 2003. The results were in line with the Company’s guidance and improved from the Company’s performance in the second fiscal quarter.

Sales for the quarter were $28,777,000, up from $27,011,000 in the second quarter, with a net loss of $(17,976,000), or $(0.36) per share on a Generally Accepted Accounting Principles (GAAP) basis. Applying the statutory 40% tax rate, the pro forma net loss for the quarter was $(10,786,000), or $(0.22) per share. Net loss for the second fiscal quarter was $(22,877,000), or $(0.46) per share on a GAAP basis, including reorganization costs of $3,603,000, or $0.07 per share. Sales were $28,055,000 for the third quarter of fiscal year 2002 and net loss was $(12,328,000), or $(0.25) per share on a GAAP basis. (Pro forma comparative information is provided at the end of this press release.) Net orders for the quarter were approximately $32 million. The Company won three new customers in the quarter and the net book-to-bill ratio for the third quarter was 1.1 to 1.

Roger W. Blethen, Chairman and Chief Executive Officer, said, “The highlight of the quarter was the launch of Fusion HFi, the industry’s new benchmark SOC test system. Fusion HFi leverages LTX’s patented Fusion architecture with innovative technologies to provide our customers with a solution that addresses our customers’ dual challenges of escalating SOC performance and lowering cost of test. Fusion HFi provides a seamless upgrade path for our existing Fusion customers as they increase the performance and complexity of their devices. Fusion HFi also expands LTX’s addressable market for complex devices to include next-generation networking, graphics, chipsets and microprocessors.”

LTX Announces Third Quarter Financial Results

“During the third fiscal quarter, we met our financial objectives, producing results that solidly met our guidance. While third quarter orders were roughly flat compared to the second quarter, product bookings were up more than 60%. The growth in product orders was a result of high utilization rates for Fusion, increasing unit volumes at selected customers, and initial capacity orders from customers won during the prior two years. Despite a difficult business environment over the past two years, LTX has achieved several strategic initiatives that we believe have positioned the Company for market leadership in the next growth cycle. These initiatives include launching two new important Fusion products, the HFi and the CX, outsourcing 100% of our manufacturing and winning 18 new customers during this period. Each of these initiatives contributed to our third quarter performance.”

Mr. Blethen concluded, “With a strong product position, a business model that should provide significant leverage as our revenues grow and an expanding customer base, LTX is more competitive, more innovative and more focused today than it was at the beginning of this downturn. With the trough of this difficult cycle behind us, we are excited about what the future may hold.”

Fourth Quarter 2003 Outlook

Revenue is expected to be in the range of $30 million to $33 million, with gross margin at approximately 20%. The earnings per share is projected to be a loss in the range of $(0.33) to $(0.36). This guidance does not include any provisions for one-time charges and does not include any tax benefit.

The Company will conduct a conference call today, May 13, 2003, at 10:00AM EDT to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through May 20, 2003 via telephone by dialing 888.286.8010; passcode 233413 or by visiting our web site at www.ltx.com.

LTX Announces Third Quarter Financial Results

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained above in “Fourth Quarter 2003 Outlook”, and certain other matters discussed in this press release are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under “Business Risks” in LTX’s Form 10-K for the fiscal year ended July 31, 2002 and Form 10-Q for the fiscal quarter ended January 31, 2003 filed with the Securities and Exchange Commission. The guidance provided in this release represents the Company’s estimates as of the date of this release and the Company assumes no obligation to update the guidance.

LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. Fusion, LTX’s patented, scalable, single-platform test system, uses innovative technology to provide high performance, cost-effective testing of system-on-a-chip, mixed signal, RF, digital and analog integrated circuits. Fusion addresses semiconductor manufacturers’ economic and performance requirements today, while enabling their technology roadmap of tomorrow. LTX’s web site is www.ltx.com.

LTX and Fusion are registered trademarks of LTX Corporation

LTX Announces Third Quarter Financial Results

LTX CORPORATION

CONSOLIDATED BALANCE SHEET

(In thousands)

	April 30, 2003 (Unaudited)	July 31, 2002 (Audited)
ASSETS
Current assets:
Cash equivalent	$71,477	$144,467
Short term investments	75,507	72,691
Accounts receivable—trade	22,407	19,308
Accounts receivable—other	3,459	10,269
Inventories	120,398	95,152
Prepaid expense	10,278	30,694

Total current assets	303,526	372,581
Property and equipment, net	75,972	76,171
Other assets	14,474	15,237

	$393,972	$463,989

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$19,868	$14,870
Current portion of long-term debt	1,468	2,059
Accounts payable	16,841	25,714
Deferred revenues and customer advances	5,225	5,229
Deferred gain on leased equipment	11,495	10,248
Other accrued expenses	25,514	29,043

Total current liabilities	80,411	87,163

Long-term debt, less current portion	365	1,293
Convertible subordinated debentures	150,000	150,000
Stockholders’ equity	163,196	225,533

	$393,972	$463,989

LTX Announces Third Quarter Financial Results

LTX CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(In thousands, except earnings per share amount)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2003	2002	2003	2002
Net sales	$28,777	$28,055	$85,795	$88,643

Cost of sales	23,481	23,298	70,547	69,830

Inventory related provision	—	—	—	42,200

Gross margin	5,296	4,757	15,248	(23,387)

Engineering and product development expenses	15,393	18,182	50,413	52,827

Selling, general and administrative expenses	7,186	6,781	21,081	21,319

Reorganization costs	—	—	5,593	—

Loss from operations	(17,283)	(20,206)	(61,839)	(97,533)

Interest income (expense), net	(693)	(340)	(1,698)	501

Loss before income taxes	(17,976)	(20,546)	(63,537)	(97,032)

Income tax benefit	—	(8,218)	—	(37,471)

Net loss	$(17,976)	$(12,328)	$(63,537)	$(59,561)

Net loss per share, as reported
Basic	$(0.36)	$(0.25)	$(1.29)	$(1.23)
Diluted	$(0.36)	$(0.25)	$(1.29)	$(1.23)

Weighted average shares:
Basic	49,429	48,825	49,294	48,580
Diluted	49,429	48,825	49,294	48,580

LTX Announces Third Quarter Financial Results

Reconciliation of GAAP Financial Information

To Pro Forma Financial Information

(in thousands, except per share)

	Quarter ended	Quarter ended	Quarter ended
	April 30, 2003	January 31, 2003	April 30, 2002
Net Loss	$(17,976)	$(22,877)	$(12,328)
Reorganization costs	0	3,603	0
Pro forma tax benefit	7,190	7,710	0
Pro forma net loss	$(10,786)	$(11,564)	$(12,328)

Net loss EPS	$(0.36)	$(0.46)	$(0.25)
Reorganization costs	0	0.07	0
Pro forma tax benefit	0.14	0.16	0
Pro forma EPS	$(0.22)	$(0.23)	$(0.25)

Management believes that pro forma financial information provides useful information in understanding operating results on a comparable basis. Pro forma net loss for the quarter ended January 31, 2003 excludes reorganization costs which management considers to be unusual and non-recurring. The pro forma tax benefit for the quarters ending April 30, 2003 and January 31, 2003, respectively, is determined by applying the statutory tax rate of 40% to the pro forma net loss. The Company is no longer recognizing tax benefits associated with operating losses in 2003 due to the uncertainty of realizability.